EXHIBIT 10.2

INVESTMENT AGREEMENT
(Covered by a Resale Registration Statement)

THIS INVESTMENT AGREEMENT (“Agreement”) is made as of March 6, 2014, by and between ROYAL BANCSHARES OF PENNSYLVANIA, INC., a Pennsylvania corporation (“Issuer”), and EMERALD ADVISERS, INC., a Pennsylvania business corporation (“Investor”).  Investor is entering into this agreement on behalf of accounts that it manages or advises and for which it has discretionary authority to buy or sell shares.

WHEREAS, the Board of Directors of Issuer (the “Board of Directors”) proposes to issue to Investor, and Investor proposes to purchase from Issuer, 2,400,000 shares of Class A common stock of Issuer, $2.00 par value per share (“Issuer Class A Common Stock”), on the Closing Date (as defined in Section 2.1 hereof) (each, a “Share”, and collectively, the “Shares”);

WHEREAS, the Board of Directors also proposes to issue shares of Issuer Class A Common Stock (a) in a public rights offering (the “Rights Offering”) described in the Issuer’s Registration Statement on Form S‑1 (File No. 333‑190973) as filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 4, 2013, as amended from time to time (collectively, the “S‑1 Registration Statement”), and (b) pursuant to separate stock purchase agreements between Issuer, on the one hand, and other third parties, on the other hand (collectively, the “Private Placement”); and

WHEREAS, the Board of Directors of Issuer believes that the sale of the Shares, under the terms and conditions set forth in this Agreement, is in the best interests of Issuer;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, mutually agree as follows:

1.     Purchase and Sale of Shares.

1.1.  Subject to the terms and conditions set forth herein, on the Closing Date, Issuer shall sell, transfer, assign and deliver unto Investor, and Investor shall purchase from Issuer, the Shares.  The aggregate purchase price for the Shares is (i) $1.20 multiplied by (ii) the number of the Shares (the “Purchase Price”).  Notwithstanding the foregoing sentence, at the Closing, Issuer shall have the right to reduce proportionately (based on the total proceeds raised from other investors in the Private Placement) the number of Shares sold by Issuer to Investor, and purchased by Investor from Issuer, in the event that the aggregate proceeds necessary to repurchase shares of Issuer’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A issued to the United States Department of Treasury under the Capital Purchase Program (the “TARP Shares”) is less than an aggregate of $14,000,000.

1.2.  Rights Offering.

(a)            In the event the Rights Offering is consummated after the Closing, then promptly following the closing of the Rights Offering, Investor shall be afforded the opportunity to acquire from the Issuer, for the same price and on the same terms as the Shares are offered hereunder, in the aggregate up to the number of shares of Issuer Class A Common Stock required to enable it to maintain its Percentage Interest (measured as of immediately following the Closing) (the “Participation Right”).  “Percentage Interest” means the percentage equal to (i) the number of shares of Class A Common Stock then held by Investor as of the date of determination, divided by (ii) the total number of outstanding shares of Class A Common Stock as of such date.

(b)            Promptly following the closing of the Rights Offering (but in no event later than five Business Days after the closing of the Rights Offering), the Issuer shall deliver a written notice (the “Offer Notice”) to Investor (i) notifying Investor of the total number of shares of Issuer Class A Common Stock sold in the Rights Offering and (ii) calculating the number of shares of Issuer Class A Common Stock that Investor has the right to acquire in order to maintain its Percentage Interest.  Investor shall then have 10 Business Days after receipt of the Offer Notice (the “Offer Period”) to notify the Issuer in writing that Investor intends to exercise its Participation Right and as to the number of shares of Issuer Class A Common Stock that Investor desires to purchase, up to the maximum amount calculated pursuant to Section 1.2(a) (the “Designated Securities”).  The failure to respond during the Offer Period constitutes a waiver of Investor’s Participation Right.  The sale of the Designated Securities shall be closed not later than 10 days after the end of the Offer Period.  The obligation of each Investor to acquire the Designated Securities at such closing shall be subject to the fulfillment to Investor’s satisfaction, on or prior to such closing sate, of each of the conditions set forth in Sections 9.1 and 9.2 hereof (as if such closing and closing date were the “Closing” and “Closing Date”, as applicable, thereunder), any of which may be waived by Investor.
1.3.  At the Closing, Investor shall pay to Issuer the Purchase Price, in cash, in consideration of its purchase of the Shares.

2.     The Closing.

2.1.  The closing of the transactions contemplated under this Agreement (the “Closing”) shall take place at 10:00 a.m. at the main office of Issuer, 732 Montgomery Avenue, Narberth, Pennsylvania, or at such other place as the parties shall agree in writing, on the date following the sixth (6th) trading day after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Sections 10, 11 and 12 (other than those conditions that by their nature are to be satisfied or waived at the Closing) and the completion of the Rights Offering and the Private Placement or such other date mutually agreed upon by the parties (the “Closing Date”).

2.2.  Immediately prior to the Closing (and as a condition of Investor’s obligations to purchase the Shares and otherwise perform its obligations under this Agreement), Issuer shall deliver to Investor a certificate executed by its Chief Executive Officer certifying that (a) as of such date, to his knowledge, the representations and warranties of Issuer set forth herein are accurate and complete in all material respects and (b) that there has not been since the execution of this Agreement any material adverse change to Issuer’s business.

2.3.  Immediately prior to the Closing (and as a condition of Issuer’s obligations to deliver the Shares and otherwise perform its obligations under this Agreement), Investor shall deliver to Issuer a certificate executed by its President and Chief Investment Officer certifying to Investor that as of such date, to his or her knowledge, the representations and warranties of Investor set forth herein are accurate and complete in all material respects.

2.4.  At the Closing, subject to the terms and conditions hereof, Issuer shall issue the Shares to Investor and deliver to Investor a certificate representing the Shares, duly registered in the name of Investor, as specified on the signature page hereto.  In lieu of delivering physical certificates representing the Shares issuable in accordance with the previous sentence, and provided that Issuer’s transfer agent for the Issuer Common Stock (the “Transfer Agent”) then is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, upon request of Investor, but subject to the applicable provisions of Sections 7 and 8 hereof, Issuer shall use its commercially reasonable efforts to cause the Transfer Agent to electronically transmit, on the Closing Date, the Shares by crediting the account of Investor’s accounts specified by the Investor with DTC through its Deposit Withdrawal Agent Commission system, and provide proof satisfactory to Investor of such delivery.

2.5.  At the Closing, subject to the terms and conditions hereof, Investor shall deliver to Issuer the Purchase Price by wire transfer of immediately available funds to an account designated by Issuer.

3.     Representations, Warranties and Covenants of Issuer.  In addition to the warranties, representations and covenants of Issuer contained elsewhere herein, Issuer hereby warrants, represents and covenants to Investor as follows:

3.1.  Issuer is a corporation organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania with full corporate power and authority to own and hold its properties and to carry on its business as now conducted, and is duly registered and qualified to conduct its business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except as has not had or would not reasonably be expected to have a material adverse effect upon Issuer’s ability to conduct its business or consummate the transactions contemplated hereby.

3.2.  The authorized common stock of Issuer consists of 40,000,000 shares of Issuer Class A Common Stock, of which 11,016,864 shares were issued and outstanding as of the date of this Agreement, and 3,000,000 shares of Class B common stock (the “Class B Common Stock”), of which 1,987,142 were issued and outstanding as of the date of this Agreement.  The authorized preferred stock of Issuer consists of 500,000 shares of preferred stock (“Issuer Preferred Stock”), of which 30,407 TARP Shares, are issued and outstanding and held by U.S. Department of Treasury under the Capital Purchase Program as of the date of this Agreement.  Other than the Issuer Class A Common Stock, the Class B Common Stock, and the Issuer Preferred Stock, there are no other authorized classes of equity securities of Issuer.  Except as disclosed in the annual reports on Form 10- K, quarterly reports on Form 10- Q, and current reports on Form 8- K filed by the Issuer with the SEC, there are no outstanding subscriptions, options, warrants, debt instruments or other agreements obligating Issuer to issue, sell or otherwise dispose of any shares of Issuer capital stock.  As of the Closing, the Shares are being sold, and (upon receipt by Investor at the Closing) will be, free and clear of all liabilities, debts, obligations, encumbrances, leases, indebtedness, liens, charges, and pledges, of whatever nature, whether fixed or contingent, disclosed or undisclosed, foreseen or unforeseen, as of the date of this Agreement.

3.3.  Issuer possesses the requisite corporate power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and no additional consent or approval of any other person, entity or governmental authority is required therefor.

3.4.  This Agreement has been duly executed and delivered by Issuer and (assuming it has been duly authorized, executed and delivered by Investor) is a legal, valid and binding obligation of Issuer and is fully enforceable against it in accordance with its terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

3.5.  The execution and delivery of this Agreement by Issuer, the consummation of the transactions contemplated hereby, and the compliance by Issuer with the terms and provisions hereof, will not result in a default under (or give any other party the right, with the giving of notice or the passage of time (or both), to declare a default or accelerate any obligation under) any agreement to which Issuer is a party or by which it or its properties or assets are bound, or violate any law, regulation, decree, writ, order or injunction which, collectively, would have a material adverse effect upon Issuer’s ability to consummate the transactions contemplated hereby.

3.6.  Issuer has made all necessary filings with all applicable federal, state and local authorities and/or regulatory bodies, and has complied with all applicable laws, in each case with respect to the transaction contemplated herein, and Issuer will take all such further actions as are necessary or appropriate to cause the transaction contemplated hereby to comply with all applicable laws.

3.7.  The audited consolidated financial statement of Issuer and its subsidiaries at and for the periods ended December 31, 2011 and 2012 fairly present in all material respects the consolidated financial position and results of operation of Issuer and such subsidiaries as, at and for such periods, in each case, in accordance with Generally Accepted Accounting Principles in the United States consistently applied during the periods involved, except in each case, as may be noted therein.  Except as disclosed in Schedule 3.7 to this Agreement, neither Issuer nor Royal Bank America (the “Bank”) has received notice from any governmental authority that the Bank’s Reports of Condition (“CALL Reports”) submitted to its primary federal regulator and the Commonwealth of Pennsylvania under applicable law fail to conform in all material respects to the Federal Financial Institutions Examination Council’s requirements for CALL Reports or the requirements of Section 37 of the Federal Deposit Insurance Act and applicable regulations thereunder.  Except as disclosed in the Issuer’s reports filed with the SEC under the Securities Act of 1934, as amended (the “Exchange Act”), since the filing of Issuer’s most recent call report, there has been no material adverse change to Issuer’s financial condition or its results of operations of the kind which would be required to be disclosed in filings with the SEC under Exchange Act which have not been so disclosed to Investor.

4.     Representations, Warranties and Covenants of Investor.  In addition to the warranties, representations and covenants of Investor contained elsewhere herein, Investor hereby warrants, represents and covenants to Issuer as follows:

4.1.  Investor is a corporation organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania with full corporate power and authority to own and hold its properties and to carry on its business as now conducted, and is duly registered and qualified to conduct its business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except as has not had or would not reasonably be expected to have a material adverse effect upon Investor’s ability to conduct its business or consummate the transactions contemplated hereby.

4.2.  Investor possesses all requisite power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and no additional consent or approval of any other person, entity or governmental authority is required therefor.
4.3.  This Agreement has been duly executed and delivered by Investor and (assuming it has been duly authorized, executed and delivered by Issuer) is a legal, valid and binding obligation of Investor and is fully enforceable against it in accordance with its terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

4.4.  Investor is a registered investment adviser, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in Issuer Class A Common Stock and is able to bear the economic risk of loss with respect to its investment in Issuer Class A Common Stock.  Investor is not an officer, director or “affiliate” (as that term is defined in Rule 405 promulgated under the Securities Act) of Issuer.  As of the date hereof, Investor owns no shares of the Issuer Common Stock, and, prior to the completion of this private placement, Investor does not intend to acquire any additional shares of the Issuer Class A Common Stock, other than the Shares.  Investor acknowledges that Issuer will not sell Investor shares of the Issuer Class A Common Stock in the Rights Offering.

4.5.  The execution and delivery of this Agreement by Investor, the consummation of the transactions contemplated hereby, and the compliance by Investor with the terms and provisions hereof will not result in a default under (or give any other party the right, with the giving of notice or the passage of time (or both), to declare a default or accelerate any obligation under) any agreement to which Investor is a party or by which it or its properties or assets are bound, or violate any law, regulation, decree, writ, order or injunction which, collectively, would have a material adverse effect upon Investor’s ability to consummate the transactions contemplated hereby.

4.6.  The representations and warranties made herein are accurate in all material respects.  Investor will have the fiduciary and legal authority of assets under management sufficient to pay the Purchase Price as of the Closing.

4.7.  Investor has requested and received such information and has made such due diligence investigation, including having such access to the management of Issuer and the books and records of Issuer and its affiliated companies, as Investor has deemed pertinent to its consideration of the purchase of the Shares.  Investor has had the opportunity to question, and has questioned, to the extent deemed necessary or appropriate, representatives of Issuer so as to receive answers and verify information obtained in such Investor’s examination of Issuer, including the information that Investor has received and reviewed as otherwise referenced herein in relation to its investment in the Shares.  Investor has not been furnished a prospectus or any part of a registration statement filed with the SEC or state securities agency or commission.  Investor has reviewed publicly available information regarding Issuer and the information provided to Investor by Issuer in connection with Investor’s due diligence and is familiar with the existing and proposed business operations, management and financial condition of Issuer.  Investor acknowledges and understands the risks involved in and tax consequences of this investment, including the risk of losing the entire investment in the Issuer Class A Common Stock, and the tax consequences of this investment to Investor.

4.8.  Investor is not relying on Issuer or on any legal or other opinion in the materials reviewed by Investor with respect to the financial or tax considerations of Investor relating to its investment in the Shares, and has consulted with its own legal, accounting, tax, investment and other advisers for legal, tax treatment or investment advice with respect to the merits and risk of an investment in Issuer Class A Common Stock, the transactions contemplated by this Agreement and the securities laws of any jurisdiction applicable to Investor.  Investor has relied solely on the representations and warranties, covenants and agreements of Issuer in this Agreement and on its examination and independent investigation in making its decision to acquire the Shares.

4.9.  No oral or written material representations have been made to Investor in connection with Investor’s acquisition of the Shares which were in any way inconsistent with the information reviewed by Investor.  Investor acknowledges that in deciding whether to enter into this Agreement and to purchase the Shares hereunder, it has not relied on any representations or warranties of any type or description made by Issuer or any of its representatives with regard to Issuer, any of its subsidiaries, any of their respective businesses or properties, or the prospects of the investment contemplated herein, other than the representations and warranties set forth in Section 3 hereof.

4.10.  The Shares are being purchased for accounts managed or advised by Investor, with their own funds and not the funds of any other person, for investment only and not with a view toward resale, assignment, fractionalization, or distribution thereof.  Investor acknowledges and agrees that it may not sell, transfer or otherwise dispose of the Shares unless the resale of such shares have been registered under the Securities Act and applicable state securities laws and such sale or other disposition is made pursuant to such registration, or an exemption from the registration requirements of the Securities Act and such laws is available, in which case, if reasonably requested by Issuer, such sale or other disposition can only be effected if (i) the purchaser or transferee agrees in writing to be bound by the applicable terms of this Agreement and (ii) unless effected pursuant to Rule 144 under the Securities Act, Investor shall have furnished Issuer with an opinion of counsel, reasonably satisfactory to Issuer, that such disposition will not require registration under the Securities Act.  Investor has no present arrangement (whether or not legally binding) at any time to transfer the Shares.  There are no agreements or other arrangements, written or otherwise, between Investor and any other person to act together for the purpose of acquiring, holding, voting or disposing of the Shares.  Investor also represents that each of the accounts which it manages or advises to which the Shares will be allocated is an “accredited investor,” as that term is defined in Rule 501 of Regulation D under the Securities Act, and either does not have the discretion to distribute or resell the Shares allocated to it or is not purchasing such allocation of Shares with a view toward resale, assignment, fractionalization, or distribution thereof.  Investor also represents that it has discretionary authority to act on behalf of such accounts.

4.11.  Investor has not incurred any obligation for any finder’s or broker’s or agent’s fees or commissions in connection with the transactions contemplated hereby.

4.12.  Investor acknowledges and agrees that the Shares are not shares of capital stock in the Bank and are not savings accounts or deposits of the Bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency, and that no Federal or state governmental agency has passed upon or will pass upon the offer or sale of the Shares or has made or will make any finding or determination as to the fairness of this investment.

4.13.  Investor acknowledges that the anti-manipulation provisions of Regulation M promulgated by the SEC may apply to sales of the Shares offered by any prospectus to the Registration Statement (defined below), and is aware of the requirements for delivery of such prospectus in connection with any sales of the Shares offered by a prospectus to the Registration Statement.

5.        Confidentiality Agreement.  Investor and Issuer hereby acknowledge that the Confidentiality Agreement entered into between them dated September 16, 2013 remains in full force and effect until closing is complete.

6.        Notices.  All notices or other communications required or permitted to be given hereunder shall be in writing and shall be by United States registered or certified mail, return receipt requested, or guaranteed overnight delivery, addressed as set forth below or as may be otherwise specified by notice meeting the requirements of this paragraph.  All notices shall be deemed given when mailed pursuant to the foregoing sentence.  Notices shall be addressed as follows:

If to Issuer:

Royal Bancshares of Pennsylvania, Inc.
ATTN: F. Kevin Tylus
President and Chief Executive Officer
732 Montgomery Avenue
Narberth, PA 19072
Telephone: (610) 668-4700
Facsimile No.: (610) 668-1185

With a copy to:

David W. Swartz, Esq.
Stevens & Lee, P.C.
111 North 6th Street
Reading, PA 19603
Telephone: (610) 478-2184
Facsimile No.: (610) 988-0815

If to Investor:

Kenneth G. Mertz II
President and Chief Investment Officer
Emerald Advisers, Inc.
3175 Oregon Pike
Leola, PA 17540
Telephone: (717) 396-1116
Facsimile No.: (717) 735-0088

7.     Issuer Covenants.  Issuer agrees to

7.1.  Prepare promptly, and file with the SEC no later than fifteen (15) days after the date hereof, (x) a registration statement on Form S‑1, or any similar registration statement, of Issuer under the Securities Act with respect to resale of the Shares, or (y) an amendment to the S-1 Registration Statement to accomplish the same (either, the “Registration Statement”), and thereafter use all diligent efforts to cause such Registration Statement to become effective within five (5) business days after notice from the SEC that such Registration Statement may be declared effective, and keep the Registration Statement effective at all times until the earliest of (i) the date when Investor may sell all Shares under Rule 144 promulgated under the Securities Act without volume limitations, or (ii) the date Investor no longer owns any of the Shares (collectively, the “Registration Period”), which Registration Statement (including any amendments or supplements, thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

7.2.  Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective and current at all times during the Registration Period, and, during the Registration Period, comply with the provisions of the Securities Act with respect to the sale or other disposition of all the Shares covered by the Registration Statement until the expiration of the Registration Period.

7.3.  Unless available to Investor without charge through EDGAR, the SEC’s website or Issuer’s website, furnish to Investor, (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by Issuer, one (1) copy of the Registration Statement, each preliminary prospectus and the final prospectus, and each amendment or supplement thereto, and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents, as Investor may reasonably request in order to facilitate the sale or other disposition of the Shares owned by Investor.

7.4.  Notify Investor at any time during the Registration Period of the happening of any event as a result of which the prospectus included in the Registration Statement or a final prospectus with respect thereto, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.  Issuer will use all commercially reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

7.5.  Use its commercially reasonable efforts to cause all of the Shares to be listed on the NASDAQ Capital Market.

8.     Investor Covenants.  In connection with registration of the Shares, Investor shall have the following obligations:

8.1.  It shall be a condition precedent to the obligations of Issuer to complete the registration or qualification pursuant to Section 7 of this Agreement that Investor shall timely furnish to Issuer in writing such information regarding itself and the distribution proposed by Investor as shall be reasonably requested by Issuer and as shall be required to effect such registration or qualification and shall timely execute such documents in connection with such registration as Issuer may reasonably request.

8.2.  Investor by such Investor’s acceptance of the Shares agrees to cooperate with Issuer as reasonably requested by Issuer in connection with the preparation and filing of the Registration Statement and the qualification of the resale of the shares under applicable Blue Sky laws hereunder.

8.3.  Investor shall not resell any Shares pursuant to the Registration Statement upon receiving notice from Issuer pursuant to Section 7.4 hereof that the prospectus included in the Registration Statement or a final prospectus with respect thereto, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, until Issuer has provided Investor with an amendment or supplement to the prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

9.     Mutual Conditions to Closing.  The obligation hereunder of Investor to purchase, and Issuer to sell, the Shares at the Closing is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below (unless waived by Investor and Issuer):

9.1.  All consents and approvals of any regulatory body or agency necessary to consummate the transactions contemplated by this Agreement shall have been obtained and all notice and waiting periods required by law to pass after receipt of such approvals or consents shall have passed, and all conditions to consummation of the transactions set forth in this Agreement shall have been satisfied.

9.2.  There shall be no actual or threatened causes of action, investigations or proceedings (i) challenging the validity or legality of this Agreement or the consummation of the transactions contemplated by this Agreement, (ii) seeking damages in connection with the transactions contemplated by this Agreement, or (iii) seeking to restrain or invalidate the transactions contemplated by this Agreement, which, in the reasonable judgment of the parties, based upon advice of counsel, would have a material adverse effect with respect to the interests of the parties to this Agreement.  No judgment, order, injunction or decree (whether temporary, preliminary or permanent) issued by any court or agency of competent jurisdiction or other legal restraints or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect.  No statute, rule, regulation, order, injunction or decree (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any regulatory authority that prohibits, restricts, or makes illegal the consummation of the transactions contemplated in this Agreement.

10.   Conditions Precedent to the Obligation of Investor to Purchase the Shares.  The obligation hereunder of Investor to purchase the Shares at the Closing is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below (unless waived by the Investor):

10.1.  Each of the representations and warranties of Issuer contained in this Agreement shall be true and correct in all material respects, and Investor shall have received the certificate executed by Issuer’s Chief Executive Officer set forth in Section 2.2 hereof.

10.2.  Issuer shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Issuer at or prior to the Closing.

10.3.  Issuer shall have been notified that one or more of its bids to purchase shares of TARP Shares has been accepted as part of an auction by the United States Department of Treasury or its agents or representatives regarding such shares.

10.4.  The Registration Statement, and any amendment or supplement thereto, shall have previously become effective, and such Registration Statement shall be effective on or immediately prior to the Closing Date and (i) neither Issuer nor Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC’s concerns have been addressed and Investor is reasonably satisfied that the SEC no longer is considering or intends to take such action), and (ii) no other suspension of the use or withdrawal of the effectiveness of such Registration Statement or related prospectus shall exist.

10.5.  The Issuer Class A Common Stock shall have been approved for listing on the Nasdaq Capital Market, trading of the Issuer Class A Common Stock shall not have been suspended by the SEC, the Nasdaq Capital Market or FINRA and the Issuer Class A Common Stock shall not have been delisted from the Nasdaq Capital Market.

11.   Conditions Precedent to the Obligation of Issuer to Sell the Shares.  The obligation hereunder of Issuer to sell the Shares at the Closing is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below (unless waived by the Issuer):

11.1.  Each of the representations and warranties of Investor contained in this Agreement shall be true and correct in all material respects, and Issuer shall have received the certificate executed by Investor’s President and Chief Investment Officer set forth in Section 2.3 hereof.

11.2.  Investor shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Investor at or prior to the Closing.

11.3.  Issuer shall have been notified that one or more of its bids to purchase shares of TARP Shares has been accepted as part of an auction by the United States Department of Treasury or its agents or representatives regarding such shares.

12.   [Intentionally Omitted].

13 .  Miscellaneous.

13.1.  This Agreement (including any exhibits and schedules hereto) and the other documents delivered or to be delivered hereunder set forth the entire understanding of the parties with respect to its subject matter, supersede all prior agreements and understandings between the parties in respect of its subject matter.  This Agreement shall be binding upon and inure to the benefit of the parties, their heirs, legal representatives, successors and assigns.  This Agreement is not transferable or assignable by the parties without the prior written consent of the other party.

13.2.  This Agreement may not be modified, amended, supplemented or altered except by written agreement executed by all parties hereto.  No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege.  No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties.  No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.  The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity that they may have against each other.

13.3.  The parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement and the transactions contemplated hereby.

13.4.  The representations, warranties, covenants and agreements of Issuer and Investor contained herein or made pursuant to this Agreement which by their terms are intended to survive the consummation of the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement.

13.5.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its conflicts of law principles.  Any legal proceedings with respect to this Agreement shall take place solely within the Court of Common Pleas of Montgomery County, Pennsylvania and all parties hereto consent to the jurisdiction of said Court.  THE PARTIES TO THIS AGREEMENT HEREBY WAIVE THEIR RIGHT TO A TRIAL BY JURY WITH RESPECT TO DISPUTES ARISING UNDER THIS AGREEMENT AND THE RELATED AGREEMENTS AND CONSENT TO A BENCH TRIAL WITH THE APPROPRIATE JUDGE ACTING AS THE FINDER OF FACT.  Notwithstanding the foregoing, a judgment may be enforced by any court of competent jurisdiction.

13.6.  Issuer will provide to Investor an advance copy of any proposed announcement to be made by Issuer with respect to this Agreement and/or the transactions contemplated hereby and Investor shall have the right to approve any information contained therein regarding Investor, its affiliates and the transactions contemplated hereby, which approval shall not be unreasonably withheld or delayed.  Further, Investor will not make any public announcement with respect to this Agreement and/or the transactions contemplated thereby without approval by Issuer of the content and timing of such announcement, which approval shall not be unreasonably withheld or delayed.  Notwithstanding the foregoing, (a) Issuer or the Bank may disclose information relating to the transactions contemplated by this Agreement without the consent of Investor to any regulatory agency with jurisdiction over Issuer or the Bank or as may be required by law, (b) Issuer may disclose information relating to the transactions contemplated by this Agreement in any filing required to be made by Investor with the SEC under the Exchange Act without the consent of Investor, and (c) Investor may disclose information relating to the transactions contemplated by this Agreement without the consent of Issuer in connection with any regulatory applications or notices or other filings made by Investor in connection with the transactions contemplated by this Agreement.

13.7.  This Agreement may be executed by facsimile signature and in any number of counterparts, each of which shall for all purposes be deemed an original but all of which together shall constitute one and the same instrument.

13.8.  The section and subsection headings contained in this Agreement are included for convenience only and are not to be considered in construing this Agreement.

13.9.  In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

13.10.  Each of Issuer and Investor shall execute and deliver such additional instruments and other documents and shall take such further actions as may be reasonably necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

13.11.  The obligation of Investor under this Agreement shall expire on May 30, 2014.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day and year first above written.

ROYAL BANCSHARES OF PENNSYLVANIA, INC., Issuer

By:	F. Kevin Tylus
President and Chief Executive Officer

EMERALD ADVISERS, INC., Investor

By:	/s/Kenneth G. Mertz, II
Kenneth G. Mertz, II